AMENDMENT NO. 5
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Investor Class Shares)
     The First Restated Master Distribution Plan (the “Plan”), effective as of July 1, 2004, and as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective June 11, 2012, as follows:
     WHEREAS, the Plan is hereby amended to remove Invesco Capital Development Fund and to change the name of Invesco Structured Core Fund to Invesco U.S. Quantitative Core Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)

(DISTRIBUTION AND SERVICE FEES)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

Minimum
Asset
AIM COUNSELOR SERIES TRUST	Based	Maximum	Maximum
(INVESCO COUNSELOR SERIES TRUST)	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee
Invesco U.S. Quantitative Core Fund	0.00%	0.25%	0.25%

Minimum
Asset
AIM INTERNATIONAL MUTUAL FUNDS	Based	Maximum	Maximum
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee
Invesco International Core Equity Fund	0.00%	0.25%	0.25%

Minimum
Asset
AIM INVESTMENT FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENTS FUNDS)	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee
Invesco Global Health Care Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
AIM SECTOR FUNDS	Based	Maximum	Maximum
(INVESCO SECTOR FUNDS)	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee
Invesco Energy Fund	0.00%	0.25%	0.25%
Invesco Gold & Precious Metals Fund	0.00%	0.25%	0.25%
Invesco Leisure Fund	0.00%	0.25%	0.25%
Invesco Utilities Fund	0.00%	0.25%	0.25%
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: June 11, 2012

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